EXHIBIT 11

                   STIRLING COOKE BROWN HOLDINGS LIMITED

      STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

  (Expressed in thousands of United States Dollars, except per share data)

                                                                          2000                               2001
                                                          ---------------------------------   ---------------------------------
                                                          Continuing Discontinued             Continuing  Discontinued
                                                          operations operations     Total     operations  operations    Total
                                                          ---------- ------------  --------   ----------  ----------  ---------

                                                                     As of or for the three months ended September 30
                                                                     ------------------------------------------------

Net loss.........................................         $  (1,067) $  (1,489)   $  (2,556)  $  (2,512)  $  (3,342)  $  (5,854)
                                                          =========  =========    =========   =========   =========   =========

BASIC
Number of shares:
Weighted average number of ordinary shares                9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
   outstanding...................................
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------
                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========

Net loss per share...............................         $   (0.11) $   (0.16)   $   (0.27)  $   (0.26)  $   (0.35)  $   (0.61)
                                                          =========  =========    =========   =========   =========   =========

DILUTED
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------

                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========

Net loss per share assuming dilution.............         $   (0.11) $   (0.16)   $   (0.27)  $   (0.26)  $   (0.35)  $   (0.61)
                                                          =========  =========    =========   =========   =========   =========

                                                                     As of or for the nine months ended September 30
                                                                     -----------------------------------------------

Net loss.........................................         $  (3,625) $  (2,158)   $  (5,783)  $  (5,159)  $  (4,899)  $ (10,058)
                                                          =========  =========    =========   =========   =========   =========

BASIC
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------

                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========

Net loss per share...............................         $   (0.38) $   (0.23)   $   (0.61)  $   (0.55)  $   (0.51)  $   (1.06)
                                                          =========  =========    =========   =========   =========   =========


DILUTED
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------

                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========

Net loss per share assuming dilution.............         $   (0.38) $   (0.23)   $   (0.61)  $   (0.55)  $   (0.51)  $   (1.06)
                                                          =========  =========    =========   =========   =========   =========
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